EXHIBIT 99.1

Twin Vee PowerCats Delivers Three Consecutive Quarters of Year-Over-Year
Sales Growth Amid Expanding Catamaran Market

FORT PIERCE, FL / ACCESSWIRE / December 18, 2025 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced three consecutive quarters of year-over-year sales growth during the second, third, and fourth quarters of fiscal 2025, reflecting sustained momentum in the Company’s core business.

This performance aligns with a 2025 report by DataHorizzon Research, which forecasted significant growth in the global power catamaran market (defined as twin-hull, center-console recreational and commercial boats designed for fishing, cruising, water sports, and offshore activities). The report stated that the global power catamaran market is expected to grow from approximately $2.8 billion in 2024 to $4.6 billion by 2033, exhibiting a Compound Annual Growth Rate (CAGR) of 5.7%. Twin Vee believes this broader industry expansion, combined with improving dealer productivity and prior operational investments and capital expenditures, is contributing to strengthening demand across its product portfolio.

The Company is providing this update ahead of its customary earnings releases to highlight sales momentum while continuing to operate with disciplined cost management, inventory control, and a focus on long-term value creation.

“The Company’s year-over-year growth across three consecutive quarters reflects our ability to capture demand within the expanding power catamaran sector,” said Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “By refining our manufacturing efficiencies, designing innovative and award-winning boat models, and broadening our dealer network, we are reinforcing our foundation to capitalize on the increasing global demand for power catamarans.”

Twin Vee remains focused on leveraging its existing manufacturing platform, developing high-quality dealer relationships, and positioning the business for continued growth. Additional financial details will be provided in the Company’s upcoming earnings release for the year ended December 31, 2025 and filings with the Securities and Exchange Commission (the “SEC”).

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boats brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boats is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding its reporting of year-over-year sales growth for the fourth quarter of fiscal 2025 and the continued growth of the Company’s sales, its dealer productivity, and the global power catamaran market.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, economic conditions impacting the global power catamaran market, the ability of the Company to leverage its manufacturing platform, develop high-quality dealer relationships, position its business for continued growth, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com